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                                                                     EXHIBIT 3.1

                                                      ID #4015
                                                      File No.    630200
                                                               ------------
                                ARTICLES OF AMENDMENT
                                         AND
                          RESTATED ARTICLES OF INCORPORATION
                                          OF
                                      AGSCO INC.
                                      ----------

    Pursuant to the provisions of Chapter 10-19.1-21 of the North Dakota Century Code, the undersigned corporation adopts the following Articles of Amendment and restates in its entirety its Articles of Incorporation:

ARTICLE 1.    The name of the corporation is AGSCO, Inc.

ARTICLE 2. An amendment to the Articles of Incorporation was adopted on January 31, 1997, in one of the following manners: (Please check one)

  X           by the shareholders, by the vote of a majority of outstanding
-----         common stock,

              by the incorporators, OR
-----

              by the board where no shares have been issued.
-----

ARTICLE 3. The following Restated Articles of Incorporation of AGSCO, Inc., supersede the original Articles of Incorporation and all amendments thereto:

First:        The name of the corporation shall be AGSCO, Inc.

Second: The address of the registered office of the corporation is P.O. Box 13458, 2600 Mill Road, Grand Forks, North Dakota 58208-3458, and the name of its registered agent at that address is Randy R. Brown.

Third:        The period of existence of the corporation shall be perpetual.

Fourth: The corporation shall have all of the powers of a North Dakota business corporation.

Fifth: The aggregate number of shares that the corporation has authority to issue is:

              10,000,000 shares of common stock with a par value of $.10 per share for total authorized capital of $1,000,000.

ARTICLE 4. The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

Each existing shareholder of the corporation shall receive 550 shares of common stock for each share of common stock owned by such shareholder on January 31, 1997.

We, the undersigned, by virtue of the authority vested in us, have read the foregoing Articles of Amendment and Restated Articles of Incorporation, know the contents thereof, and verily believe the statements made therein to be true.


Dated:  March  11   , 1997        By   /s/
             ------                    ---------------------------------------
                                       Randy R. Brown, President

                                       /s/
                                       ---------------------------------------
                                       Dave Glessner, Secretary


                                        3.1-1
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Office Use Only  Receipt No:           Filed By:
                           -------              -----------------------------

Filed              MARCH 19            , 19 97   .
     ----------------------------------    ------


/s/
----------------------------------------
         Secretary of State

By
  --------------------------------------
         Deputy


                                        3.1-2